Exhibit 99.2

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MAY 30, 2019 / 3:00PM, SAFM - Q2 2019 Sanderson Farms Inc Earnings Call

CORPORATE PARTICIPANTS

D. Michael Cockrell Sanderson Farms, Inc. - CFO, Treasurer & Director

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

Lampkin Butts Sanderson Farms, Inc. - President, COO & Director

CONFERENCE CALL PARTICIPANTS

Adam L. Samuelson Goldman Sachs Group Inc., Research Division - Equity Analyst

Benjamin M. Theurer Barclays Bank PLC, Research Division - Head of the Mexico Equity Research & Director

Benjamin Shelton Bienvenu Stephens Inc., Research Division - MD

Kenneth B. Goldman JP Morgan Chase & Co, Research Division - Senior Analyst

Kenneth Bryan Zaslow BMO Capital Markets Equity Research - MD of Food & Agribusiness Research and Food & Beverage Analyst

Michael Leith Piken Cleveland Research Company - Equity Analyst

PRESENTATION

Operator

Good day, and welcome to Sanderson Farms, Inc. Second Quarter Fiscal 2019 Conference Call. Today’s call is being recorded.

At this time, for opening remarks and introductions, I would like to turn the call over to Mr. Joe Sanderson. Please go ahead, sir.

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

Thank you. Good morning, and welcome to Sanderson Farms second quarter conference call. We published second quarter results this morning announcing net income of $40.6 million or $1.83 per share for our second fiscal quarter of 2019. This compares to net income of $41.9 million or $1.84 per share during last year’s second quarter.

Before we begin, I will ask Mike to give the cautionary statement regarding forward-looking statements.

D. Michael Cockrell - Sanderson Farms, Inc. - CFO, Treasurer & Director

Thank you, Joe, and good morning, everyone. This morning’s call will contain forward-looking statements about the business, financial condition and prospects of the company. The actual performance of the company could differ materially from that indicated by the forward-looking statements because of various risks and uncertainties. These risks and uncertainties are described in our most recent annual report on 10-K and in our press release this morning. These documents are available on our website at sandersonfarms.com.

Please do not place undue reliance on forward-looking statements made in this morning. Each such statement speaks only as of today, and we undertake no obligation to update or revise our forward-looking statements. External factors affecting our business such as grain cost, market prices for poultry and the health of the economy, among others, remain volatile, and our view today may be very different from a few days from now.

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MAY 30, 2019 / 3:00PM, SAFM - Q2 2019 Sanderson Farms Inc Earnings Call

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

Thank you, Mike. Higher feed cost per pound processed, good demand for chicken at retail grocery stores, lower but improved market prices for boneless breast meat produced at our plants for food service customers and steady export demand drove our results during our second fiscal quarter. Our sales volume of fresh and frozen chicken was lower by 1.5% compared to volume during our second fiscal quarter of 2018 and reflects lower overall live weights and scheduled downtime to move live weights to our target at our Hammond, Louisiana plant and scheduled down days taken at 4 other plants to install new equipment. Our feed cost per pound of fresh chicken processed was higher by 3% during the quarter compared to last year’s second quarter while our average net sales price per pound of chicken sold was higher by 3.5%.

Market prices for tray pack products sold to retail grocery store customers continued to reflect balanced supply and demand dynamics. Market prices for jumbo wings, boneless thigh meat and tenders produced at plants that target food service customers were higher than during last year’s second quarter, while boneless breast meat and leg quarter prices were lower.

Trade issues, politics and, now, African swine fever continued to impact export markets, but export demand improved this spring. Leg quarter market prices moved higher as we moved through the quarter. Leg quarter inventories remain manageable, and we are optimistic regarding demand from export markets as we move into the summer.

This is as good a place as any to discuss African swine fever. My first observation is that reports about the actual impact of the disease on China’s hog herd vary significantly and estimates have ranged from a loss of 25% to 40% of the herd. Even a loss at the bottom of that range would be significant. Like any event without precedent, however, we can only guess as to the impact of this event, and the situation continues to evolve. I do agree with a few broad conclusions. First, if 30% of China’s herd is lost, that is the equivalent of losing every hog in North America. A loss of that magnitude will cause a worldwide protein deficit, and a global protein — and global protein prices will rise.

Where it gets more difficult is trying to predict the impact on the United States poultry industry. I do believe the industry will benefit from a rise in global protein prices, but just how much depends on many unknowable variables. Should, for example, the United States and China not reach an accord to settle the trade disputes between these 2 countries, I believe China will look elsewhere for protein to fill their deficit. If that happens, I do believe our industry will have opportunities elsewhere in the world to fill gaps caused when the other countries are called on to sell product to China. But the benefit under that scenario to our industry isn’t as significant as it would be if we sold product directly to China.

If an accord is reached with China, then I do believe the United States becomes the supplier of choice to fill the protein deficit in China. That would benefit us more directly and, I believe, more significantly. It would be just a guess, though, to try to quantify the impact given the many unknown variables that will impact the magnitude of any benefit to domestic prices.

First, the Chinese prefer pork over poultry. Will they only buy pork? That will certainly help chicken compete in the domestic market but doesn’t directly benefit chicken. Will the Chinese consumer turn to chicken to fill a portion of the protein deficit? If they turn to chicken, the benefit could be much more significant to us. I can tell you we have already received inquiries from Chinese buyers regarding our ability to ship whole eggs to China. As I have said before, the export market is always going to be wrought with fits and starts. This is just another example of that fact.

Prices paid for corn increased slightly during the quarter compared to last year, while soybean meal prices were lower during the quarter. The USDA updated its 2018/‘19 grain balance sheets and published its first look at projected 2019/‘20 crop balance sheets on May 10. The report confirmed the United States and the world have adequate supplies of feed grain. The 2018/‘19 corn balance sheet remains healthy, and estimated carryovers to the next year remain above 2 billion bushels. For next year, the USDA assumed trend line yields combined with 85.4 million harvested acres to get to an ending stock projection of 2.5 billion bushels at the end of the 2020 marketing year.

Soybeans are also well supplied. The ending stock estimate for the 2018/‘19 year was close to trade estimates at also — at almost 1 billion bushels, and that represents a near 25% stock-to-use ratio. There was little change for the 2019/2020 year. At the end of the day, of course, estimates for the 2019/2020 year do not mean much today. Weather, trade issues and other wildcards will affect these estimates in significant ways.

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MAY 30, 2019 / 3:00PM, SAFM - Q2 2019 Sanderson Farms Inc Earnings Call

All that said, planning progress has been slow across the Midwest given extreme wet conditions. Despite a dry wind a couple of weeks ago, it turned wet again last week, and this week’s planting progress reports show 58% of the corn crop is planted, 32% behind the 5-year average of 90%. Most corn needs to be planted by the end of this week to prevent potential yield losses. As a result, grain prices generally and corn prices especially have increased as the market ponders the weather impact on planted acres and yields given the colder, later, wetter start to the growing season.

As of this past Sunday night, 29% of the United States soybean crop was planted versus 74% last year and a 66% 5-year average. We have priced all of our soybean meal needs through September and all of our corn through July. In addition, we have priced 40% of our August and September corn needs. Given where futures prices closed yesterday on the Chicago Board of Trade, had we priced our remaining needs through the end of the fiscal year at yesterday’s close, cash corn and soybean meal prices during fiscal 2019 would be $31.4 million lower than a year ago.

These numbers do not include the additional volume of grain we will need to purchase this year to feed the additional chickens we have on the ground in Tyler. These lower costs would translate into a decrease of $0.0033 a pound in feed cost per pound of chicken processed for the year compared to fiscal 2018. Feed cost per pound of chicken processed through the first half of the fiscal year averaged $0.25 per pound. Had we priced our remaining needs yesterday, feed cost per pound would be approximately $0.2525 per pound in Q3 and $0.2585 per pound in Q4.

In addition to our cost, we will be closely watching the chicken markets and production numbers. Weekly egg sets, as reported by the USDA, continue to trend about 1.5% above a year ago, while cumulative pullet placements are 3% higher than 2018. While the USDA also reports that the broiler breeder flock is 1% larger than a year ago, egg production, hatch rates and livability are all lower. Through March, the USDA reports that head processed was fractionally higher than last year but that live weights have been slightly lower than last year. The current USDA estimate for 0.9% more broiler meat production during calendar 2019 when compared to 2018 seems reasonable.

Looking forward to the second half of the year, both the grain and chicken markets could be more volatile than we have seen. Grain prices will fluctuate based on trade issues, planting delays and weather concerns. The chicken markets could be impacted by ASF issues and trade. With respect to the chicken markets, we expect retail tray pack demand to remain good. We are competing against more pork and beef, but the retail price spread between those proteins and chicken remains constructive for chicken. Furthermore, we will watch to see to what extent the ASF issue in China pulls protein from the United States market.

We need food service demand to improve compared to last summer for better white meat market prices at our plants producing products for that market. Unlike last year, we do see signs of more features at food service. Three large QSR chains featured chicken sandwiches this spring, and another large chain broke a chicken ad over the weekend. And we know of at least one more feature coming this summer.

We announced last Thursday that, effective June 2, hourly wages for entering employees at Sanderson Farms will be raised by $1 per hour while all current employees will receive a wage increase of at least $1 per hour. Following these changes, all employees employed by the company for at least 90 days will earn at least $15 per hour. Hourly rates for truck drivers, hourly maintenance employees and employees in all upgraded positions will increase by at least $1 per hour.

This decision reflects in part the company’s efforts to continue to recruit and retain the best employee base possible. The company already pays 75% of the cost of health insurance for employees and their families and offers a generous retirement package. We believe these hourly rate increases, when combined with other benefits, will allow the company to remain very competitive in an economic climate where employees have more choices available to them.

We estimate that the cost of this increase can be offset with increased efficiencies, including reaching our target plant yields and achieving our target live weights.

I am pleased to report that we’ve continued to increase production in Tyler, Texas. The successful start-up reflects the success of our training program, which prepares young managers to run new operations.

At this point, I will turn the call over to Lampkin for a more detailed discussion of the market and our operations during the second quarter.

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MAY 30, 2019 / 3:00PM, SAFM - Q2 2019 Sanderson Farms Inc Earnings Call

Lampkin Butts - Sanderson Farms, Inc. - President, COO & Director

Thank you, Joe, and good morning, everyone. As Joe mentioned, overall market prices for poultry products were higher during the quarter when compared to our second quarter last year. Market prices for chicken products sold to retail grocery store customers decreased slightly compared to last year’s second quarter but remain relatively strong and continue to reflect good demand. Tray pack pricing during the second quarter was $0.02 per pound lower than last year’s second quarter, offset by a $0.01 improvement in mix. And compared to our first fiscal quarter, prices were higher by $0.014 per pound and mix was flat.

Bulk leg quarter prices were lower for the quarter compared to last year’s second quarter, averaging $0.34 per pound during our second quarter this year compared to $0.366 per pound last year. That said, leg quarter prices improved during our second quarter by 32.6% when compared to our first fiscal quarter of this year. The current Urner Barry bulk leg quarter quote is $0.37 per pound, and we have sold June production in a $0.40 to $0.42 per pound range, and that’s the price delivered to the port.

Prices for jumbo wings were higher during our second fiscal quarter than last year’s second quarter. Jumbo wings averaged $1.82 per pound, up 32.7% from the average of $1.37 per pound during last year’s second quarter. The current Urner Barry quote for jumbo wings is $1.77 per pound. Wing prices moved well above historical average prices this spring as demand remained strong after the Super Bowl and through March Madness, and wings have held their value through May.

Boneless breast prices improved during March, but were lower than last year — lower than during last year’s second quarter. Market prices were lower on average by 2.4% compared to the second quarter a year ago. The second quarter’s average Urner Barry price was $1.19 per pound. Today, the Urner Barry quoted market for jumbo boneless breast is $1.16 per pound. The overall result of these market price changes was an increase of $0.025 per pound in our average sales price per pound of chicken sold.

We sold 1.051 billion pounds of fresh and frozen poultry during the second quarter, a decrease from the 1.068 billion pounds sold during last year’s second fiscal quarter. We processed 1.084 billion pounds of dressed poultry during the quarter, down 0.69% from the 1.092 billion pounds we processed during last year’s second fiscal quarter. We now expect to process approximately 4.6 billion pounds of fresh chicken this fiscal year, an increase of approximately 2.5% compared to 2018.

We estimate we will process approximately 1.22 billion pounds in our third fiscal quarter and approximately 1.24 billion pounds during our fourth fiscal quarter. We have factored into those estimates planned downtime in Laurel for equipment upgrades, a higher average target live weight, our target yields and continuing improved — continued improving live bird performance. Weather, bird performance and other factors could affect these estimates.

We sold 64.7 million pounds of processed chicken at our prepared chicken plant through the first half of this year compared to 43.3 million pounds through the first half of last year. The average sales price through the first half of the year was lower by 5.8% compared to last year.

At this point, I’ll turn the call over to Mike.

D. Michael Cockrell - Sanderson Farms, Inc. - CFO, Treasurer & Director

Thank you, Lampkin, and good morning again. The 3.9% increase in net sales for the quarter to $845.2 million from $813.5 million last year was the result of higher selling prices partially offset by the decrease in pounds of poultry products sold.

The $37.4 million increase in our COGS for the quarter ended April 30, 2019 as compared to the same 3 months last year was a result of both higher feed cost per pound and higher non-feed-related cost of goods sold, offset by a decrease in poultry pounds sold of 6 million pounds or 0.6%.

Non-feed-related COGS during Q2 were almost $0.035 or 9.4% higher than last year’s second fiscal quarter. Several things are going on in that number. First, inefficiencies at Tyler contributed $0.014 to the increase, and we will recapture most of that as Tyler moves to full production. Bird weights at our big bird plants were lower on average than our target, and that cost another $0.0033 a pound. Waco and Kinston were both down 5 days during the quarter for equipment upgrades. Hammond was down a week to allow bird weights to return to our target. And Collins and Laurel were both down a day or 2 to install new deboning equipment. These down days cost us another $0.0033 a pound.

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MAY 30, 2019 / 3:00PM, SAFM - Q2 2019 Sanderson Farms Inc Earnings Call

Freight was higher by 38 points, but all of that increase is attributable to an accounting change. Without the reclassification, freight would have been lower compared to last year’s second fiscal quarter.

Grower pay associated with the Hammond conversion was higher by $0.005 a pound, and we’ll get that back now that Hammond has returned to target live weights. The conversion of Hazlehurst and Hammond from big bird plants to tray pack feeder plants were completed last year during April, and both plants have returned to big bird production with Hammond completing this conversion in April. Going forward, we are going to recapture the lost efficiencies caused by those conversions.

The $153,000 increase in SG&A expense during the first half of the year reflects higher legal fees attributable primarily to litigation, startup cost at Tyler and higher administrative salaries, which increases were offset by lower advertising cost, lower amortization of performance equity comp grants and a reduction in trainee cost. SG&A cost during the quarter came in essentially where we estimated on the last call and were $5.8 million below last year’s second fiscal quarter. We are being conservative in our estimate for the back half of the year, but we expect SG&A of $50 million in Q3 and $52 million in Q4.

Based on where we are today, management does not believe it is probable the company will meet the $11.73 per share earnings that are necessary to reach the threshold under our bonus reward program so those estimates include no accruals for bonuses. They also include no accrual for ESOP at this time.

The company’s effective tax rate for the quarter was 24.7% and was 23.8% for the 6 months ended April 30, 2019, and we are modeling a rate of 24.5% for the balance of the year.

We now expect to spend about $255 million on capital projects during fiscal 2019. Of that total, we expect to spend $55.5 million in Tyler, $70.5 million on equipment upgrades, and we’ve already spent $9.4 million as the final aircraft payment. The balance of $119.5 million is for regular maintenance. We intend to use cash on hand, cash flows from operations to fund our capital budget, but we do have room on our revolver as needed.

Our depreciation and amortization during the first half of the fiscal year totaled $62.4 million, and we expect $133 million for the full fiscal year. We ended the second quarter with $100 million drawn on our revolver and $97 million in cash. Our net debt to cap then was essentially 0, and our total debt to cap was 6.66%. Since the end of the quarter, we paid back $20 million, so our current outstanding debt is $80 million.

Finally, I want to mention that Sanderson Farms will, once again, host its annual investor conference in New Orleans this fall. The conference will open with dinner Thursday night, October 17, and the conference will start promptly at 8:00 Friday morning, October 18. The conference this year will be at The Ritz-Carlton, and dinner on Thursday night will be at the same place as always. We hope many of you will join us in New Orleans for the conference.

You will find information on the conference on our website, and we will add registration and hotel information very soon. For now though, please save that date.

Derek, that completes our prepared remarks, and you can open the call for questions.

QUESTIONS AND ANSWERS

Operator

(Operator Instructions) And we’ll first go to Ken Goldman with JPMorgan.

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MAY 30, 2019 / 3:00PM, SAFM - Q2 2019 Sanderson Farms Inc Earnings Call

Kenneth B. Goldman - JP Morgan Chase & Co, Research Division - Senior Analyst

Joe, I won’t burden you with questions on ASF. I know there’s limited visibility there. So I’ll focus instead, if I can, on the wages and the increased cost there. And then I don’t think I heard — and Mike, maybe this is a better question for you. On a gross basis, before the offsets you’ve discussed, I’m curious, do you have an estimate for the annual impact of those higher wages on the P&L?

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

Yes. When you include payroll tax, the — across the board, all plants, hatcheries, feed mills, everything, it’s $42 million.

Kenneth B. Goldman - JP Morgan Chase & Co, Research Division - Senior Analyst

Okay. And then my follow-up is the — you talked about offsetting the — that amount with better efficiencies, yields, better bird weights. Can you help us understand how long you think it’ll take for some of these offsets to be fully realized? I’m assuming that the higher wages will increase your costs before all of these mitigating factors will offset everything because those will take time. But I maybe wanted to get a sense of your expectations.

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

Well, the — getting our target live weights should happen immediately. We ran lower live weights for the whole quarter. And actually, I don’t remember first quarter live weights. Were we at...

Lampkin Butts - Sanderson Farms, Inc. - President, COO & Director

We’re below our target.

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

We were below target. And this is really just at our deboning plants. We’re — all we need to do is get to our target live weights at the deboning plants, and — the 7 deboning plants. And then — and the other thing is get to our yields, and that’s really at the deboning plants as well. And you make up almost all of it, totally, the cost of the pay raise. And...

Lampkin Butts - Sanderson Farms, Inc. - President, COO & Director

Our weights will be better in May than they were in March and April.

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

Yes, absolutely.

Lampkin Butts - Sanderson Farms, Inc. - President, COO & Director

And then this summer, it depends on the heat.

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MAY 30, 2019 / 3:00PM, SAFM - Q2 2019 Sanderson Farms Inc Earnings Call

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

It depends on the heat. But we’ll — during February, March, April, we were running ahead to fill orders at all of our deboning plants for wings and tenders and dark meat — boneless dark meat. And we just never — we’ve never gotten to a point where we could slow down. We were filling orders. And we finally, in May, got where we could slow down and shut down a day and slow down the kill and get our age up where our weights could get back up to our target weights. Now you’re going to make half of it up in May, and the other half, we just need to get our yields back up.

We’re doing a little bit more boneless dark meat right now. And that — as we — and we’re putting in equipment. That’s what these down — a lot of the down days were about was putting in automated dark meat deboning. And our yields are not quite where they ought to be because of that, because we’re starting that up. And as we become more proficient there and our yields improve, that’s the other half of covering this pay increase.

Operator

We’ll next go to Benjamin Theurer with Barclays.

Benjamin M. Theurer - Barclays Bank PLC, Research Division - Head of the Mexico Equity Research & Director

So this is a question, strategic outlook going forward. And I know and I assume, Joe, you’re going to like talking about this. So last quarter conference call, I remember we were joking about that you’re currently not looking for where you could potentially build a new plant, thinking of further capacity expansion and now, Tyler obviously in the ramp-up process. And considering the potential medium-, long-term impact disruption from African swine fever on worldwide protein supply, and you’ve mentioned this very well in your prepared remarks, is that something that could trigger you or has already triggered you to think about further capacity expansion down the line just to kind of be prepared and have something up and coming to be in a position to fill a potential void or increase — just simply increase demand for poultry products? So what’s your current stance on capacity expansion and growth? That would be my first question.

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

We’ve — before we ever heard about African swine fever, a year ago, 2 years ago, we were already looking for a site. Our — what — the thing that drives us about expanding is the value of our stock. And strategically, we know that if we are going to increase the value of our stock, we need to keep our operations running well, improve our operations, improve our mix and continue to grow the company.

Whatever is happening in China is — an event like that is — we would not go build a plant because of that. We will build a plant because we know we produce more volume, our stock price is going to go up. And our charts — if you look at our chart, that — what we’ve done for the last 20 years, 25 years tells us that. And so that’s why we build plants.

Benjamin M. Theurer - Barclays Bank PLC, Research Division - Head of the Mexico Equity Research & Director

But it’s definitely something that’s currently — obviously, with stock being up essentially 50% in just a couple of months, I mean that should come to your mind though, how to further drive that. And that would be ultimately building a new plant, correct?

D. Michael Cockrell - Sanderson Farms, Inc. - CFO, Treasurer & Director

This is Mike, Ben. I’d just reiterate what Joe said. We — you wouldn’t build a new plant because of a temporary issue with the export markets. But we’re going to build another plant, and we’ve been very clear about looking for a site. That’s what we’ve done. That’s in our future. And you’re right, maybe you get to take advantage of that if that situation still exists. But hell, by the time we find a site and get it built, ASF may be in the rearview window. I know there are some estimates that this is going to go on for a long while, but we don’t know that. That wouldn’t factor into our strategy.

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MAY 30, 2019 / 3:00PM, SAFM - Q2 2019 Sanderson Farms Inc Earnings Call

Benjamin M. Theurer - Barclays Bank PLC, Research Division - Head of the Mexico Equity Research & Director

Okay. Perfect. And then on a completely different topic, and you’ve mentioned it. I mean obviously, feature activity and what you need to see —pricing improving on a year-over-year basis. What have you seen, particularly through the last couple of weeks, the month of May, which basically doesn’t reflect the quarter? How have you seen activity on food service as well as on retail in terms of feature activity for your particular products, like not the general data but for you in specific?

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

We do not service — we service one of the large QSR national chains. We don’t service all of them. But we do know of one that’s running an ad right now and is going to run another one later in the summer. And so we didn’t have any of that last year, none, 0, zilch. And we know that — who broke an ad this past week?

Lampkin Butts - Sanderson Farms, Inc. - President, COO & Director

Wendy’s.

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

Wendy’s has a feature. They broke this past weekend, and it was chicken sandwiches. And Burger King has a chicken sandwich, and I believe Arby’s has one. And we had none of that last year. It has not elevated the price of boneless breast meat yet. But it — we didn’t have any of that.

We did not have a big — at retail, it’s similar to what it was a year ago. It was beef and pork, primarily, ads. We had some secondary stuff. But retail is fairly balanced. No surplus there. It’s balanced. But wings are good. No — we hadn’t seen this since 2017 with wings. Tenders are strong. We can’t hardly — we’re short tenders every week. And leg quarters export is moving up. But this year is totally different than last year. It feels totally different.

Operator

We’ll next go to Ben Bienvenu with Stephens.

Benjamin Shelton Bienvenu - Stephens Inc., Research Division - MD

I want to ask about the comments you made on grain. You guys shrewdly locked in all of your needs at an opportune time. I want to ask with — thinking about where prices have gone now, how skinny can you guys get on your corn before you need to go back into the market? And how are you thinking about going back into the market? What’s your thoughts on how prices have reacted in the near term? What are you all looking for,for things to settle down? Just generally your grain strategy as we move through the next several months.

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

We were lucky. We were just watching. There was an opportunity to purchase some corn. When the Planting Intentions came out, when the April WASDE report came out, when the May WASDE report came out and then when the U.S.-China talks broke off, all of those, there were several buying opportunities there when we saw soy and corn. And then we kept seeing this wet weather and lack of planting progress. And we were very lucky.

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MAY 30, 2019 / 3:00PM, SAFM - Q2 2019 Sanderson Farms Inc Earnings Call

And we — I think there’s going to be — the weather indicates after this week, maybe in the middle of next week, there’s going to be an opportunity for some planting to get done. And a weather market like this usually is short-lived. We don’t have to buy anything until — let’s see. We don’t have to buy any soy until October, and we don’t have to buy any corn until September. So we have plenty of time to watch and wait. And if an opportunity shows up, we might finish it off in the fiscal year anyway.

But there’s — this has happened before. I can’t remember the year, but we’ve had a late plant before. And I think we’re going to lose some acres to prevent plant. And then there’s a risk of — when you do plant this late, a risk of yield loss. Nobody knows what the weather is going to be like in July and August. And...

D. Michael Cockrell - Sanderson Farms, Inc. - CFO, Treasurer & Director

Being — if you watch it, the — I read a couple of things this morning from some of our advisers, and he ran a 3 or 4 different scenario, assuming different numbers of acres that get harvested and different yields and so forth. At the end of the day, because they’re starting from such a strong position, it doesn’t get as bad as I had in my mind. And it’s also going to dry up a little bit over the next few days, particularly in the northern part of the belt. And they’ll make some progress. I’ve been really looking at numbers that were astounding. And now it looks like it may not be that — nobody knows yet. It may not be as bad as what it looked like yesterday. We’ll see.

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

I mean we’re going live with whatever it is. That’s the deal. So I’m not — there’s not — not going to worry about it.

Benjamin Shelton Bienvenu - Stephens Inc., Research Division - MD

I appreciate those comments. Going back to boneless, skinless breast meat prices. You mentioned you need food service features to pick up for those prices to firm up. I wonder, is that solely the variable at play that’s caused a little sluggishness in the prices early into the summer? How much is — all the deboning going on in leg quarters and more thigh meat on the market, does that compete with breast meat at retail? What are all the factors at play that are maybe keeping breast meat prices a little bit lower than we would expect given where the rest of the cuts are?

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

I definitely believe that the dark meat deboning — not at the retail grocery store, but at — in the food service market, I have no doubt in my mind that the dark meat — the deboned dark meat is competing in a lot of different places with deboned white meat. Deboned dark meat is — there was very little of that until 2015. And there was some but not a lot, but now there’s a lot. And the fact of the matter is deboned dark meat is trading at a higher level by about $0.15 a pound. If you’ll — it’s — the quoted market on it is...

Lampkin Butts - Sanderson Farms, Inc. - President, COO & Director

$1.25.

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

$1.25. And it’s trading for about $1.20. And the quoted market on boneless is...

Lampkin Butts - Sanderson Farms, Inc. - President, COO & Director

$1.16.

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MAY 30, 2019 / 3:00PM, SAFM - Q2 2019 Sanderson Farms Inc Earnings Call

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

$1.16. It’s trading for about $1

Lampkin Butts - Sanderson Farms, Inc. - President, COO & Director

Right. That’s right.

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

And there’s no doubt in my mind that it is — on the edges, it is competing with white meat, not so much at the big chains, not so much, but in other places, it’s competing.

Operator

We’ll next go to Adam Samuelson with Goldman Sachs.

Adam L. Samuelson - Goldman Sachs Group Inc., Research Division - Equity Analyst

So Joe, Lampkin, Mike, I was hoping to talk a little bit more about the export market. And maybe just give a little bit more color to kind of the inbound inquiries that you’re seeing, market dynamics by region and just areas where you think there might be early evidence of whether, I guess, the indirect impact of ASF is more visible in your business.

Lampkin Butts - Sanderson Farms, Inc. - President, COO & Director

Adam, this is Lampkin. I can’t say — I can’t put my finger on anything that I would relate to the African swine fever. Demand — the markets – the countries we ship to, demand is very good going into June. Prices have gone up from April to — I mean March to April to May. We’re seeing very good demand. Mexico demand is very good. And of course, the inventory — the cold storage inventory of leg quarters is low and very manageable. We think what we’re seeing for June has to do with manageable inventories and good demand. If there’s something to add, the African swine, I mean I just can’t — I can’t put my finger on it.

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

I think there was one thing. When pork prices ran up in the last couple of months, Mexico’s imports of pork out of the United States declined because of prices. And we might have — that would be the only country that might have been — the futures market on pork, lean hogs went from $65 to, today, they’re $85.

Lampkin Butts - Sanderson Farms, Inc. - President, COO & Director

Around $100.

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

And that was because of African swine fever. Mexico would be the only country that I would say where African swine fever has had an effect on our pricing.

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MAY 30, 2019 / 3:00PM, SAFM - Q2 2019 Sanderson Farms Inc Earnings Call

Lampkin Butts - Sanderson Farms, Inc. - President, COO & Director

Because of pork prices.

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

Yes, yes.

Lampkin Butts - Sanderson Farms, Inc. - President, COO & Director

That’s a good point.

Adam L. Samuelson - Goldman Sachs Group Inc., Research Division - Equity Analyst

Okay. And so — but no real evidence of export business to new markets that might — that would really be a sign that, hey, you guys have to start — and that China is starting to pull protein from different places and trade flows are readjusting?

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

Not for us, no.

Lampkin Butts - Sanderson Farms, Inc. - President, COO & Director

Yes.

Adam L. Samuelson - Goldman Sachs Group Inc., Research Division - Equity Analyst

Okay. And then just market-wise domestically on poultry. I mean you talked about the USDA forecast of up 90 basis points for this year as being reasonable, and kind of embedded in that is kind of little to no real weight gain for the birds. And just get your perspective, just given the profitability, given where — especially where the back half of the bird is getting more valuable, the wings, tender values are quite good and, potentially, ASF driving more protein demand as you get through the year, at least that’s the general perception, do we think we start seeing weights start to pick up or constraints that you can see on that? And thinking into next year, just are we — have we really reached a wall on the live weight side? Or can we see that improve again?

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

I think, I’ve been puzzled by the decline in weights that we saw. But weights picked back up in April. Was it April? Was it March or April? We saw weights — USDA weights increase. I can’t remember what month it was. It had been down for about 3 months, but we saw them pick back up.

I think that was 2 things. I think it’s antibiotic — lack of antibiotics, and I think it was weather-related. And I think you’ll see them pick back up in — maybe in the spring, and then I think you will — may see them go back down in the summer and follow a seasonal pattern. But I don’t — it puzzled me why they were going down. I couldn’t — it didn’t make sense. But they absolutely did go down, and I think it’s...

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MAY 30, 2019 / 3:00PM, SAFM - Q2 2019 Sanderson Farms Inc Earnings Call

Lampkin Butts - Sanderson Farms, Inc. - President, COO & Director

Yes. And of course, yes, we don’t know what other people are doing, but they may have been doing the same thing we were, which was we’re...

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

They might have been running ahead filling orders. But they went — they sure went down for 2 or 3 months. And our weights were down, too, in our deboning plants just filling orders. And it could have been the same thing. The — ours are going to go down some in the summer in the heat. And — but there’s nothing going on that you got to take into account when you’re calculating all this, too. Pullet mortality is up in the industry at least 1%. You see these pullet placements, they’re not all getting to the hen house, and that’s because of lack of antibiotics, I believe. And then when you see the rate of lay is down, they’re not laying as many eggs, and that’s breed and weather. I think that’ll improve in — seasonally in the spring, in the summer, and then it’ll go back down in the winter. And that has to do with the breed.

And then the hatchability is down and you’re not getting as maybe baby chicks. And I think that’s breed as well. And you can watch the USDA numbers on that, it’s 1.5%, 2% below historical numbers. And then what is — what does hatch, the livability on that is way down. Those – the chickens are not getting to the plant. All that’s happening. And that’s why these USDA numbers, even though if you go — we used to be able to go back to the pullet placements and say what was going to happen. You can’t do that now. And some of that is antibiotics or no antibiotics. And then the weights are not there, and I think that has to do with antibiotics as well. And all of that — you got to take all of that into account when you – I would have said 3 — I was saying 2% when the USDA was saying — but I think the USDA is right. I think a lot of it has to do with the season and no antibiotics.

Operator

Our next question comes from Michael Piken with Cleveland Research.

Michael Leith Piken - Cleveland Research Company - Equity Analyst

Just wanted to circle back on the feed question. And one thing that I was wondering about is sort of the international kind of demand or global demand for protein meal and even corn as a result of some of these hog losses. I saw that USDA is sort of forecasting almost no reduction in Chinese soybean meal demand, and I’m trying to reconcile that. Maybe, do you guys have any thoughts in terms of what ASF might do in terms of the global demand for protein meal and corn? And how do you think about that as you kind of think about your — out of your feed cost?

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

I — if — not knowing — we don’t know exactly what they’ve lost. But if they have lost 1/3 of their herd — their corn and soybean meal needs or whatever amount that hog herd took of those needs, they’re not going to need that much. And I know they have poultry and other protein over there, but whatever that hog herd needed, they’re not going to need that much corn and soy. Whatever they were importing to feed that hog herd, they’re not going to need it. And no doubt about that.

Michael Leith Piken - Cleveland Research Company - Equity Analyst

Okay, that’s helpful.

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

Somebody else is going to produce more hogs, though. It’s either going to be Brazil, the United States or Europe. Somebody is going to produce that pork for them. So it may take 12 months or 18 months to get facilities and gilts and then hogs, but somebody else is going to do it. Maybe Europe, maybe Brazil, maybe the United States, but somebody is going to produce that pork. So maybe a little lag, but somebody is going to produce it. So somebody is going to need the corn and need the soy meal eventually.

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MAY 30, 2019 / 3:00PM, SAFM - Q2 2019 Sanderson Farms Inc Earnings Call

Michael Leith Piken - Cleveland Research Company - Equity Analyst

All right. Great. Shifting gears. You guys talked earlier on the call about how deboned dark meat is actually being quoted and traded higher than boneless, skinless. As you sort of see how the industry is evolving, maybe could you talk a little bit — is there any talk about possible changes in breeding or genetics? Or any sort of new lines that are potentially coming that might improve dark meat yields a little bit more relative to breast meat? I mean, I know, the last 10 to 15 years, it’s all been about breast meat yields, but — and we’ve run into the woody breasts. But just wondering what would happen there.

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

That hasn’t happened yet.

Lampkin Butts - Sanderson Farms, Inc. - President, COO & Director

We haven’t heard anything from our breeders.

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

But this is new. It has not happened yet, but it makes all the sense in the world for that to happen.

Lampkin Butts - Sanderson Farms, Inc. - President, COO & Director

They’ve been breeding for breast meat yield forever. It’s a good question.

Michael Leith Piken - Cleveland Research Company - Equity Analyst

Or I guess put another way, given how much the hatchability rates have been down and some of the other factors, the livability rates or whatever, would people even think about going back to an older breed that maybe didn’t yield as much breast meat? Is that on the table at all?

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

We’re testing another line that — we have 2 flocks of another line that’s supposed to have about 50% less woody breast. Is that right?

Lampkin Butts - Sanderson Farms, Inc. - President, COO & Director

Yes.

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

And it yields 0.5% less breast meat and has a higher — lower feed conversion. We have 2 flocks we’re testing right now. So yes, I mean, we’re looking at that as we speak. But we don’t want that — we do not want woody breast out in the marketplace or in the plant for our customers.

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MAY 30, 2019 / 3:00PM, SAFM - Q2 2019 Sanderson Farms Inc Earnings Call

Operator

We’ll next go to Ken Zaslow with Bank of Montreal.

Kenneth Bryan Zaslow - BMO Capital Markets Equity Research - MD of Food & Agribusiness Research and Food & Beverage Analyst

A couple of quick ones. One is, with your plants that you took down, do you expect any more downtime over the next — through the rest of the year?

D. Michael Cockrell - Sanderson Farms, Inc. - CFO, Treasurer & Director

Yes. We still have one of our plants — the Laurel plant will go down for 3 days in July. And...

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

You got a weekend — you got one day at Collins.

D. Michael Cockrell - Sanderson Farms, Inc. - CFO, Treasurer & Director

And those down days were factored into the pounds estimate that Lampkin gave, Ken.

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

We don’t have any more big — we don’t have any more weeks. You just got...

D. Michael Cockrell - Sanderson Farms, Inc. - CFO, Treasurer & Director

For this fiscal year.

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

We’ll have — yes, we will have some next fiscal year. We’ve got Waco. And you got some conversions to do.

Lampkin Butts - Sanderson Farms, Inc. - President, COO & Director

Yes.

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

You got 3 tray pack plants to do, and they’ll all be in the next fiscal year. Probably — we’d like to get them done November, December, around the holidays if we can.

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MAY 30, 2019 / 3:00PM, SAFM - Q2 2019 Sanderson Farms Inc Earnings Call

D. Michael Cockrell - Sanderson Farms, Inc. - CFO, Treasurer & Director

When you’re down anyway.

Kenneth Bryan Zaslow - BMO Capital Markets Equity Research - MD of Food & Agribusiness Research and Food & Beverage Analyst

And just for this year, that 3 days, I guess, that was in your pounds, but we would assume that would knock off about $0.0033 of margin. Is that fair?

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

No, it won’t be — I don’t think it’ll be that much. I mean a day...

Lampkin Butts - Sanderson Farms, Inc. - President, COO & Director

Yes because you’re only down — yes, you’re not down as long. Just one plant and for how many days?

D. Michael Cockrell - Sanderson Farms, Inc. - CFO, Treasurer & Director

3 days.

Lampkin Butts - Sanderson Farms, Inc. - President, COO & Director

3 days. And the others were down for a week, Ken.

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

It won’t be that much?

Lampkin Butts - Sanderson Farms, Inc. - President, COO & Director

It won’t be that much.

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

I mean you’re going to run some Saturdays anyway in July.

Lampkin Butts - Sanderson Farms, Inc. - President, COO & Director

That’s right.

Kenneth Bryan Zaslow - BMO Capital Markets Equity Research - MD of Food & Agribusiness Research and Food & Beverage Analyst

Okay. So it’s nominal. It wouldn’t be something that we should worry about?

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MAY 30, 2019 / 3:00PM, SAFM - Q2 2019 Sanderson Farms Inc Earnings Call

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

I wouldn’t calculate...

D. Michael Cockrell - Sanderson Farms, Inc. - CFO, Treasurer & Director

I wouldn’t model that, no.

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

Watch the — I’d tell you what to watch for July is the heat. The heat will affect us more. If we can get to our — if we can hold our weights in July, that will be a key for us. If we get to 100 degrees in Texas, in Georgia and Mississippi, that will affect us more than the down days.

Kenneth Bryan Zaslow - BMO Capital Markets Equity Research - MD of Food & Agribusiness Research and Food & Beverage Analyst

Can you walk us through — with all the improvements you’re doing in the operations, if you were to hold the margins stable at whatever level it is, how much would these incremental — would there be incremental benefits for like 2020, 2021? Just like are we — are you guys actually improving by $0.01? Are you guys improving — how do we think about all the improvements you’re making? And can you just walk us through how you think about that?

D. Michael Cockrell - Sanderson Farms, Inc. - CFO, Treasurer & Director

No. Some of that is strategic, obviously.

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

Yes.

Kenneth Bryan Zaslow - BMO Capital Markets Equity Research — MD of Food & Agribusiness Research and Food & Beverage Analyst

I can take it offline. I wasn’t looking...

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

Yes, let’s do — yes, that would be better.

D. Michael Cockrell - Sanderson Farms, Inc. - CFO, Treasurer & Director

We’ve got the numbers.

Kenneth Bryan Zaslow - BMO Capital Markets Equity Research - MD of Food & Agribusiness Research and Food & Beverage Analyst

Okay. Then the...

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MAY 30, 2019 / 3:00PM, SAFM - Q2 2019 Sanderson Farms Inc Earnings Call

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

We don’t do it without figuring out what it’s worth.

Kenneth Bryan Zaslow - BMO Capital Markets Equity Research - MD of Food & Agribusiness Research and Food & Beverage Analyst

Yes. I don’t — look, I wasn’t going to press. I was looking for a return on invested capital. So, whatever. But let me ask you a different question, totally different point. The intensity that you’re seeing with the promotions, is it the level to which you would see it back in 2017 or ‘18? Like how do you think about it, like as you see it, is it — because I know we fell off pretty significantly in ‘18.

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

We had — we’re getting about the same thing at retail. We’re getting a couple a month, which is — back in ‘14, ‘15, we were getting 3 a month when beef and pork were so high. We’re getting — we’re just getting — we’re balanced at retail. We’re not getting as many as we got in ‘14 and ‘15. We’re getting about the same as we got in ‘18. But in food service, last year, we got none, and we’re getting some of food service now. We’ve got — you’ve had BURGER KING. Help me.

Lampkin Butts - Sanderson Farms, Inc. - President, COO & Director

Wendy’s.

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

Wendy’s, Arby’s and Zaxby’s. You’ve had all but one, the big boy. Everybody but one have run chicken sandwiches. And for some — I mean, chicken tenders do this kind of every summer, what they’re doing. Wings are behaving — I can’t remember the year, maybe 2016 or ‘17, when they — remember when they went up over $2 a pound in the summer and we couldn’t figure out why.

Lampkin Butts - Sanderson Farms, Inc. - President, COO & Director

‘17, I believe.

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

‘17. Wings are kind of doing differently than they — a different pattern than they normally follow. But boneless is just kind of — it’s better than it was last year right now, and we don’t — just because we’re getting some ads.

Kenneth Bryan Zaslow - BMO Capital Markets Equity Research - MD of Food & Agribusiness Research and Food & Beverage Analyst

Okay. And then by the time you get to the summer — deep in the summer, August, September, October, would you expect to see a further leveling of ads? Have you seen more inquiries as to, “Hey, let’s do something in these summer months because we might be a little bit at a shortage of pork” or you really haven’t seen that? And I’ll leave it there.

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

I have no idea about — we don’t have any visibility that far out. Don’t have a clue about that.

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MAY 30, 2019 / 3:00PM, SAFM - Q2 2019 Sanderson Farms Inc Earnings Call

D. Michael Cockrell - Sanderson Farms, Inc. - CFO, Treasurer & Director

And let me clean one thing up, Ken. We’ll talk offline about some of these other things, but of course, we’re not going to talk about anything that we wouldn’t talk to everybody about. But — and some of that is strategic, and Joe has said on previous calls we’re not going to give away to our competition some of the stuff we’re doing because we think it’s strategic. But we’ll be glad to add what color we can.

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

I’d tell you what we’re doing is putting in some labor-saving stuff in the front end of the plant, and I think everybody is doing that. And we’re putting in some dark meat deboning equipment back into the plant. And it’s automated, and that’s what we’re doing. And so everybody — I’ve mentioned that at all these investor conferences we’ve been going to. Everybody knows it — so now everybody knows it. So that’s what we’re doing.

Operator

And ladies and gentlemen, that concludes our time for question and answers. I’d like to turn the conference back over to Mr. Sanderson for any additional or closing remarks.

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

Thank you for being with us this morning, and we’ll look forward to reporting to you again in August. Thank you.

Operator

Thank you. And ladies and gentlemen, that does conclude today’s call. We do thank you for your participation. You may now disconnect.

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